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                        ADVANCED ACCESSORY SYSTEMS, LLC
           EXHIBIT 12.1 - STATEMENT REGARDING COMPUTATION OF RATIOS -
                           FIXED CHARGE COVERAGE RATIO
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                          (DOLLAR AMOUNTS IN THOUSANDS)


                                                                                                DECEMBER 31,
                                                                                   2000             1999             1998
                                                                                 -------          -------          -------
Pre-tax income from
  continuing operations ..........................................               $ 7,515          $ 5,395          $   813
                                                                                 -------          -------          -------

Fixed Charges:
  Interest expense and amortization
   of debt discount and premium on all
   indebtedness ..................................................                17,950           17,453           18,633

Rentals (1) ......................................................                 2,711            1,390            1,317
                                                                                 -------          -------          -------

Total fixed charges ..............................................                20,661           18,843           19,950
                                                                                 -------          -------          -------

Earnings before income taxes,
  minority interest and fixed charges ............................               $28,176          $24,238          $20,763
                                                                                 =======          =======          =======

Ratio of earnings to fixed charges ...............................                 1.36x            1.29x            1.04x
                                                                                 =======          =======          =======

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(1)  Amount included in fixed charges for rentals is considered by management to be a reasonable approximation of the interest factor.




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